EXECUTION COPY
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                                VOTING AGREEMENT

                                      among

                                FRED MEYER, INC.

                                       and

                      EACH OF THE INDIVIDUALS AND ENTITIES

                       LISTED ON THE SIGNATURE PAGE HERETO




                            Dated as of May 11, 1997






--------------------------------------------------------------------------------

     VOTING AGREEMENT (this "Agreement") dated as of May 11, 1997, among Fred Meyer, Inc., a Delaware corporation ("Fred Meyer") and the individuals and entities (other than the University of Utah and the Corporation of the President of the Church of Jesus Christ of Latter-Day Saints (the "Other Stockholders")) listed on Schedule A attached hereto and each of such individuals and entities being a "Stockholder" and, collectively, the "Stockholders").

     WHEREAS, Fred Meyer and Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Reorganization and Merger dated as of the date hereof (as the same may be amended or supplemented in a manner not adverse to the Stockholders, the "Reorganization Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement) providing for the formation of a new Delaware holding company, Meyer-Smith Holdco, Inc. ("Holdings"), the formation of two subsidiaries wholly-owned by Holdings ("Fred Meyer Merger Sub, Inc." and "Smith's Merger Sub, Inc.") and the simultaneous merger of Fred Meyer Merger Sub, Inc. with and into Fred Meyer and Smith's Merger Sub, Inc. with and into the Company (the "Merger") so that each of Fred Meyer and the Company become wholly-owned subsidiaries of Holdings, upon the terms and subject to the conditions set forth in the Reorganization Agreement;

     WHEREAS, pursuant to the Merger the Common Stock (as defined below) will be converted into shares of common stock, par value $.01 per share, of Holdings and each share of the Series I Preferred Stock (as defined below) shall be converted into the right to receive thirty-three and one-third cents ($.33 1/3) (the "Preferred Consideration)";

     WHEREAS, simultaneously with the execution hereof, Fred Meyer is entering into voting agreements (the "Other Voting Agreements", and together with this Agreement, the "Voting Agreements") with the Other Stockholders, dated as of the date hereof;

     WHEREAS, immediately prior to the Effective Time, Fred Meyer will assign each of the Voting Agreements and all of its rights, interests and obligations hereunder and thereunder to Holdings;

     WHEREAS, each Stockholder and each Other Stockholder owns beneficially and (except as set forth on Schedule A attached hereto) of record (i) the number of shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"), of Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock"), of Class C Common Stock, par value $.01 per share, of the Company (the "Class C Common Stock" and, together with the Class A Common Stock and the Class B Common Stock, the "Common Stock") and of Series I Preferred Stock, par value $.01 per share, of the Company (the "Series I Preferred Stock") set forth opposite his or its name on Schedule A attached hereto (such shares of Common Stock and of Series I Preferred Stock, together with any other shares of capital stock of the Company acquired (including, without limitation, through the exercise of Options or Warrants or by reason of any split, reclassification, stock dividend or other distribution with respect to the capital stock of the Company) by such Stockholder or such Other Stockholder after the date hereof and during the term of the Voting Agreements, being collectively referred to herein as the "Subject Shares") and
(ii) options issued under any Stock


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
Option Plan (the "Options") and warrants (the "Warrants") issued under the Warrant Agreement, dated as of May 23, 1996, between the Company and The Yucaipa Companies, a California general partnership (the "Partnership") (the "Warrant Agreement") to acquire the number of shares of Common Stock or of Series I Preferred Stock, if any, set forth opposite his or its name on Schedule A attached hereto;

     WHEREAS, the Common Stock and the Series I Preferred Stock set forth on Schedule A attached hereto represent at least 50.1% of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote on each of the matters set forth in Section 3 hereof; and

     WHEREAS, as a condition to its willingness to enter into the Reorganization Agreement, Fred Meyer has required that the Other Stockholders enter into the Other Voting Agreements and that each Stockholder enter into this Agreement.

     NOW, THEREFORE, to induce Fred Meyer to enter into, and in consideration of its entering into, the Reorganization Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

     1. Representations and Warranties of each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Fred Meyer as of the date hereof in respect of himself or itself as follows:

          (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder (or in the case of any Stockholder which is a trust, by the trustee on behalf of such trust, or in the case of any Stockholder which is a partnership by a general partner on behalf of such partnership) and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. If the Stockholder is married and the Stockholder's Subject Shares, Option or Warrants constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, and is enforceable against such spouse in accordance with its terms. No trust which is a Stockholder requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.


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
          (b) The Subject Shares, Options and Warrants. The Stockholder is the beneficial and (except as set forth on Schedule A attached hereto) record owner of, and has good and marketable title to, the Subject Shares, Options and Warrants set forth opposite such Stockholder's name on Schedule A attached hereto, free and clear of any claims, liens, encumbrances and security interests whatsoever (other than as set forth on Schedule A attached hereto). The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares and the shares of Common Stock subject to any Options or Warrants set forth opposite such Stockholder's name on Schedule A attached hereto. The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement or as otherwise set forth on Schedule A attached hereto. The Partnership has not transferred, sold, pledged, assigned or otherwise disposed of (including by gift) (collectively, "Transfer") any Warrants issued to it pursuant to the Warrant Agreement and the Warrants set forth opposite the Partnership's name on Schedule A attached hereto constitute all of the Warrants issued and outstanding under the Warrant Agreement.

     2. Representations and Warranties of Fred Meyer. Fred Meyer hereby represents and warrants to each Stockholder that Fred Meyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Fred Meyer, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Fred Meyer. This Agreement has been duly executed and delivered by Fred Meyer and constitutes a valid and binding obligation of Fred Meyer enforceable in accordance with its terms.

     3. Covenants of each Stockholder. Until the termination of this Agreement in accordance with Section 7 hereof, each Stockholder, severally and not jointly, agrees as follows:

          (a) Vote for the Merger. At any duly noticed meeting of stockholders of the Company called to vote upon the Merger and the Reorganization Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Reorganization Agreement is sought, the Stockholder shall, including by initiating a written consent solicitation if requested by Fred Meyer, vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by the Company of the Reorganization Agreement and the approval of the terms thereof and, to the extent presented to the stockholders of the Company for a vote, each of the other transactions contemplated by the Reorganization Agreement. The Stockholder hereby waives any appraisal rights granted pursuant to Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") (or any successor provision) to which it may otherwise be entitled as a result of the Merger or the other transactions contemplated by the Reorganization Agreement.

          (b) Vote Against Acquisition Proposals. At any duly noticed meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall be present (in person or by proxy) and shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Reorganization Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal as such term is defined in the Reorganization Agreement relating to the Company (an "Acquisition Proposal") or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Reorganization Agreement or any of the other transactions contemplated by the Reorganization Agreement or change in any manner the voting rights of any class of capital stock of the Company. Subject to
     Section 9, the Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

          (c) Transfer of Subject Shares, Options and Warrants. Except pursuant to this Agreement and except as provided in the immediately succeeding sentence of this Section 3(c), the Stockholder agrees not to (i) Transfer, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, the Subject Shares, any Option or Warrant or any shares of Common Stock subject to any Option or Warrant to any person, other than pursuant to the terms of the Merger, (ii) enter into any voting arrangement, whether by proxy, power-of-attorney, voting agreement, voting trust or otherwise, in connection with, directly or indirectly, any Acquisition Proposal or (iii) convert (or cause to be converted) any of the Subject Shares consisting of Class A Common Stock into Class B Common Stock, in whole or in part, and agrees not to commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, the Stockholder shall have the right (i) for estate planning purposes, to Transfer Subject Shares to a transferee if and only if such Transfer will not result in the automatic conversion of Class A Common Stock or Class C Common Stock to Class B Common Stock or the reduction in the number of votes allocated to the Series I Preferred Stock and only following the due execution and delivery to Fred Meyer by each transferee of a legal, valid and binding counterpart to this Agreement and
     (ii) to pledge such Subject Shares for purposes of securing customary margin or similar loans (and other customary steps related thereto, including transferring the certificate evidencing the shares into the name of the lender or its nominee) if and only if, in the case of the Class A Common Stock or the Series I Preferred Stock, such pledge will not result in the automatic conversion of Class A Common Stock to Class B Common Stock or the reduction in the number of votes allocated to the Series I Preferred Stock and only following the delivery to Fred Meyer of an acknowledgment by the pledgee of the existence of this Agreement.

          (d) No Solicitation. During the term of this Agreement, the Stockholder shall not, nor shall it permit any of its Affiliates or any director, officer, employee, investment banker, attorney or other adviser or representative of any of the foregoing to, (i) directly or indirectly, solicit, initiate or encourage the submission of, any Acquisition Proposal or (ii) subject to the terms of
     Section 9, directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

          (e) Stockholder Assistance. Until the Merger is consummated or the Reorganization Agreement is terminated, the Stockholder shall use all reasonable efforts to assist and cooperate with the other parties to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Reorganization Agreement, subject, in each case to the requirements of applicable laws, regulations, decrees or other judicial process and subject to the fiduciary obligations of any such Stockholder who is also an officer or director of the Company in his capacity as such.

          (f) Treatment of Certain Stockholder Profits. (i) In the event that the Reorganization Agreement shall have been terminated at any time pursuant to Section 7.4(a) thereof or Section 7.4(d) thereof, or is terminated, at any time after an Acquisition Proposal is made, pursuant to
     Section 7.2(c) thereof (regardless of whether such termination is by Fred Meyer or the Company), Section 7.4(b) thereof or Section 7.4(c) thereof, and at the time of such termination less than 50.1% of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote on each of the matters set forth in Section 3 hereof is subject to valid and binding Voting Agreements in full force and effect in all respects. Each Stockholder shall pay to Fred Meyer on demand an amount equal to all profit (determined in accordance with Section 3(f) (ii) of such Stockholder from the consummation of any Acquisition Proposal (an "Acquisition Transaction") within 18 months of such termination.

               (ii) For purposes of this Section 3(f), the profit of any Stockholder from any Acquisition Transaction shall equal (A) the aggregate consideration received by such Stockholder (or which such Stockholder is legally entitled to receive) pursuant to such Acquisition Transaction, valuing any non-cash consideration (including any residual interest in the Company) at its fair market value on the date of such consummation plus (B) the fair market value, on the date of disposition, of all Subject Shares, Options and Warrants of such Stockholder and shares of Common Stock acquired by such Stockholder upon exercise of any Option or Warrant (less the exercise price thereof) disposed of after the termination of the Reorganization Agreement and prior to the date of such consummation less
     (C) the fair market value of the aggregate consideration that would have been issuable or payable to such Stockholder pursuant to the Reorganization Agreement in effect on the date hereof, valued as of immediately prior to the first public announcement of the termination of, or the intention of Fred Meyer or the Company to terminate, the Reorganization Agreement, as if the Merger had been consummated on the date of such public announcement. For purposes of clause (C) above, the fair market value of the common stock of Holdings that would have been received by the Stockholders pursuant to the Reorganization Agreement as originally executed shall be deemed to be the fair market value of the common stock, par value $.01 per share, of Fred Meyer.

               (iii) For purposes of this Section 3(f), the fair market value of any non-cash consideration consisting of:

               (A) securities listed on a national securities exchange or traded on the NASDAQ/NMS shall be equal to the average closing price per share of such security as reported on the composite trading system of such exchange or by NASDAQ/NMS for the five trading days ending on the trading day immediately prior to the date of value determination; and

               (B) consideration which is other than cash or securities of the form specified in clause (A) of this Section 3(f) (iii) shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within 10 business days of the event requiring selection of such banking firm; provided, however, that if the parties are unable to agree within two business days after the date of such event as to the investment banking firm, then the parties shall each select one firm, and those firms shall select a third investment banking firm, which third firm shall make such determination; provided further, that the fees and expenses of such investment banking firm shall be borne equally by Fred Meyer, on the one hand, and the Stockholders, on the other hand. The determination of the investment banking firm shall be binding upon the parties.

               (iv) Any payment of profit under this Section 3(f) shall (x) if paid in cash, be paid by wire transfer of same day funds to an account designated by Fred Meyer and (y) if paid through a mutually agreed transfer of securities, to the extent such transfer is permitted by applicable law and the transfer of such securities to Fred Meyer would not adversely impact Fred Meyer, or the value of such securities, be paid through delivery of such securities, suitably endorsed for transfer.

     4. Affiliate Letter; Tax Certificates. Each Stockholder (other than any Stockholder holding only shares of Series I Preferred Stock) shall execute and deliver an Affiliate Letter contemplated by the Reorganization Agreement and such tax certificates as may reasonably be requested by tax counsel for Fred Meyer or for the Company in connection with the rendering of the tax opinions contemplated by the Reorganization Agreement

     5. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Fred Meyer or Holdings may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Fred Meyer may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Holdings or to any direct or indirect wholly owned subsidiary of Fred Meyer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, successors and assigns.

     7. Termination. This Agreement shall terminate upon the earlier of (a) the 18 month anniversary of the termination of the Reorganization Agreement or (b) the Effective Time of the Merger; provided, however, that unless (x) the Company is in material breach of its material obligations under the Reorganization Agreement, (y) any Stockholder or any Other Stockholder is in material breach of its material obligations under this Agreement or the Other Voting Agreements, as the case may be or (z) a meeting of the Company's stockholders (or any adjournment thereof) has been held to consider the Merger and the other transactions contemplated by the Reorganization Agreement and the Smith's Stockholder Approval was not obtained, this Agreement shall terminate at the time the Reorganization Agreement is terminated (i) pursuant to Section 7.1 or 7.2(b) thereof, or (ii) by the Company (A) pursuant to Section 7.2(d) thereof or
(B) pursuant to Section 7.2(a) thereof (unless an Acquisition Proposal is pending at the time of such termination) made) or (C) pursuant to Section 7.3 thereof. Notwithstanding the foregoing, Section 3(f) shall (if operative in accordance with its terms) survive the termination of the Reorganization Agreement for the period of time specified therein.

     8. General Provisions.

          (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to Fred Meyer in accordance with the notification provision contained in the Reorganization Agreement and to the Stockholders at their respective addresses set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

          (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.


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
          (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto and other than Holdings, which is an express beneficiary of this Agreement, any rights or remedies hereunder.

          (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (g) Public Announcements. Each Stockholder will consult with Fred Meyer and use reasonable efforts to agree upon the text of any press release, before issuing any press release or otherwise making public statements with respect to the transactions contemplated by this Agreement and the Reorganization Agreement and shall not issue any such press release or make any such public statement without Fred Meyer's prior consent, which consent shall not be unreasonably withheld, except as may be required by applicable law (including requirements of stock exchanges and other similar regulatory bodies).

          (h) Severability. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated and unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

     9. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Each Stockholder signs solely in his capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, or the general partner of a partnership which is the beneficial owner of such Stockholder's Subject Shares or Options or Warrants and nothing herein shall limit or affect any actions taken by a Stockholder in his or its capacity as an officer or director of the Company to the extent specifically permitted by the Reorganization Agreement. Nothing in this Agreement shall be deemed to constitute a transfer of the beneficial ownership of the Subject Shares by any Stockholder.

     10. Enforcement. The parties agree, and the beneficiaries of each trust which is a party hereto have agreed, that irreparable damage would occur in the event that any of the


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
provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(i) consents to submit to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby,
(ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court, (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby and
(v) appoints The Corporation Trust Corporation as such party's agent for service of process in the State of Delaware.

     11. Each Stockholder owning Series I Preferred Stock hereby acknowledges that it will receive the Preferred Consideration in the Merger and hereby agrees to accept the Preferred Consideration in exchange for the cancellation of its Series I Preferred Stock and to take such further actions as Fred Meyer and the Company may request to evidence such agreement.

                            (Signature page follows)

     IN WITNESS WHEREOF, Fred Meyer has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement or has caused this Agreement to be signed by its officer thereunto duly authorized, all as of the date first written above.

                                       FRED MEYER, INC.


                                       By:  /S/ ROBERT G. MILLER
                                           -------------------------------------
                                       Name: Robert G. Miller
                                       Title: Chief Executive Officer
                                              and President


                                       STOCKHOLDERS:


                                       THE YUCAIPA COMPANIES


                                       By:  /S/ RONALD W. BURKLE
                                           -------------------------------------
                                       Name: Ronald W. Burkle
                                       Title:  General Partner





                                       YUCAIPA ARIZONA PARTNERS, L.P.

                                       YUCAIPA SMITTY'S PARTNERS, L.P.

                                       YUCAIPA SMITTY'S PARTNERS II, L.P.

                                       YUCAIPA SSV PARTNERS, L.P.

                                       By:  THE YUCAIPA COMPANIES
                                            as the General Partner of each of
                                            the entities listed above


                                            By:  /S/ RONALD W. BURKLE
                                                --------------------------------
                                             Name: Ronald W. Burkle
                                             Title:  General Partner

                                            /S/ JEFFREY P. SMITH
                                            ------------------------------------
                                            JEFFREY P. SMITH


                                            /S/ FRED L. SMITH
                                            ------------------------------------
                                            FRED L. SMITH


                                            /S/ RICHARD D. SMITH
                                            ------------------------------------
                                            RICHARD D. SMITH


                                            THE DEE GLENN MARITAL TRUST


                                            By:  /S/ JEFFREY P. SMITH
                                                --------------------------------
                                            Name:  Jeffrey P. Smith
                                            Title: Trustee


                                            TRUST FOR THE CHILDREN OF JEFFREY P.
                                            SMITH


                                            By:  /S/ JEFFREY P. SMITH
                                                --------------------------------
                                            Name:  Jeffrey P. Smith
                                            Title: Trustee


                                            TRUST FOR THE CHILDREN OF FRED L.
                                            SMITH


                                            By:  /S/ FRED L. SMITH
                                                --------------------------------
                                            Name:  Fred L. Smith
                                            Title: Trustee


                                            TRUST FOR THE CHILDREN OF RICHARD D.
                                            SMITH


                                            By:  /S/ RICHARD D. SMITH
                                                --------------------------------
                                            Name:  Richard D. Smith
                                            Title: Trustee

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
The Yucaipa Companies                                                  200,000                                          1,842,555/1
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

Yucaipa Arizona Partners, L.P.                                         273,582
c/o The Yucaipa Companies
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

Yucaipa Smitty's Partners, L.P.                                        300,667
c/o The Yucaipa Companies
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

--------------

1 No shares of Class C Common Stock have been issued. 1,842,555 shares of non-voting Class C Common Stock are issuable upon exercise of the Yucaipa
     Warrant.

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
Yucaipa Smitty's Partners II, L.P.                                     136,793
c/o The Yucaipa Companies
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

Yucaipa SSV Partners, L.P.                                           1,340,772/2
c/o The Yucaipa Companies
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

University of Utah                                                                      2,267,731
c/o Treasurer
University of Utah
407 Park Building
Salt Lake City, UT  84112

--------------

2 Of this total, 660,000 shares are pledged to Goldman, Sachs & Co. for collateral purposes in connection with a margin account.

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
Corporation of the President of the Church                                              2,000,010
of Jesus Christ of Latter-Day Saints
50 East North Temple
Salt Lake City UT  84150

Jeffrey P. Smith                                     648,666             5,141
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84101

Fred L. Smith                                        252,708
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84101

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
Richard D. Smith
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

Dee Glen Smith Marital Trust I                       224,287                            3,253,623
c/o Ida W. Smith
1066 North East Capital Blvd.
Salt Lake City, UT  84103

Trust for the Children of Jeffrey P. Smith           560,353
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
Trust for the Children of Fred L. Smith              560,353/3
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

Trust for the Children of Richard D. Smith           483,952
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

                                                  ----------         ---------         ----------       ----------      ---------

Total Shares                                       2,730,319         2,256,955          7,521,364                       1,842,555
                                                  ==========         =========         ==========       ==========      =========

Total Voting Power                                27,303,190         2,256,955         75,213,640
                                                  ==========         =========         ==========       ==========      =========

--------------

3    The children of Fred L. Smith have individual trusts of shares of Class A
     Common Stock. Fred L. Smith is the trustee and the trusts are as follows:
     Fred Lloyd Smith Trust - 41,353 shares, Staci Elaine Smith Trust - 28,670 shares and Zachary Dee Smith Trust - 28,670 shares.